UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐  Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TEGNA INC.

(Exact name of registrant as specified in its charter)

STANDARD GENERAL L.P.
STANDARD GENERAL MASTER FUND L.P.
SOOHYUNG KIM
COLLEEN B. BROWN
ELLEN MCCLAIN HAIME
DEBORAH MCDERMOTT
STEPHEN USHER
DAVID GLAZEK
AMIT THAKRAR
DANIEL MALMAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Standard General L.P., together with the other participants named herein, on March 30, 2020, filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the “Company”).

On April 28, 2020, Standard General filed the complaint attached hereto as Exhibit 1 against Tusk Strategies.

About Standard General

Standard General was founded in 2007 and primarily manages capital for public and private pension funds, endowments, foundations, and high net-worth individuals. Standard General’s extensive experience in local television broadcasting includes investments in: Media General, a former publicly-traded broadcasting company now part of Nexstar Media Group; Standard Media Group, an innovative and diverse media company committed to high-quality local news; and MediaCo Holding, a holding company that invests in local broadcast media and radio stations.

Media General was a publicly-traded broadcaster which, like TEGNA, had a long tradition in print media, and had divested those assets to pursue a pure-play broadcasting strategy. As a substantial shareholder with a single Standard General principal on the Board, we worked constructively with the management team and directors to help guide Media General through a merger with publicly-traded LIN Media LLC that more than doubled its station portfolio.

Following that merger, we helped oversee substantial increases in cash flow through a series of operational improvement initiatives and strategic acquisitions before ultimately selling the combined company to Nexstar Media Group in transaction valued at approx. $5 billion. The sale price represented a multiple of 11.2X EBITDA and an implied return of 179% during our 3.6 years of ownership.

Media Contact
media@standgen.com

Forward-looking Statements

All statements contained in this communication that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this communication that are not historical facts are based on current expectations, speak only as of the date of this communication and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Standard General L.P. disclaims any obligation to update the information herein except as may be required by law and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Standard General L.P. has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

Important Information

Standard General L.P., together with the other participants in Standard General's proxy solicitation, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit proxies in connection with the 2020 annual meeting of shareholders (the "Annual Meeting") of TEGNA Inc. (the "Company"). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Standard General's proxy solicitation. These materials and other materials filed by Standard General with the SEC in connection with the solicitation of proxies are available at no charge on the SEC's website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Standard General with the SEC are also available, without charge, by directing a request to Standard General's proxy solicitor, Okapi Partners LLC, at its toll-free number 1-855-208-8902 or via email at info@okapipartners.com.

Exhibit 1

Complaint Against Tusk Strategies

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

STANDARD GENERAL L.P. and SOOHYUNG KIM, Plaintiffs, v. TUSK STRATEGIES, INC., BAXTER TOWNSEND, and JOHN DOES 1-10, Defendants.	20-cv-_______ COMPLAINT JURY TRIAL DEMANDED

Plaintiffs Standard General L.P. (“Standard General”) and Soohyung Kim (“Kim”), by and through their attorneys Fried, Frank, Harris, Shriver & Jacobson LLP, for their complaint against Defendants Tusk Strategies, Inc. (“Tusk”), Baxter Townsend (“Townsend”), and John Does 1-10, allege as follows:

NATURE OF THE ACTION

1.                  This action arises out of a defamatory and misleading campaign orchestrated by Defendants Tusk and Townsend on behalf of their undisclosed principals (Defendants John Does 1-10) about Standard General and its portfolio manager, Mr. Kim, in a blatant attempt to manipulate a hotly-contested proxy fight for board seats at media company, TEGNA Inc. (“TEGNA”). Townsend and Tusk have unlawfully waded into this ongoing proxy fight by blanketing the media with false and misleading proxy materials that they also failed to file with the U.S. Securities and Exchange Commission (“SEC”), all in clear violation of the federal securities laws. The written proxy materials falsely accuse the Plaintiffs of engaging in criminal insider trading in an unrestrained effort to besmirch the unblemished reputations of Standard General and Mr. Kim.

2.                  Plaintiff Standard General is currently the largest equityholder in TEGNA. After suffering underperformance at the hands of TEGNA’s current leadership, Standard General proposed an alternative slate of four candidates in January for election to TEGNA’s Board of Directors at the company’s 2020 annual meeting. That meeting, currently scheduled for April 30, 2020, is now just two days away.

3.                  TEGNA’s current leadership is vigorously opposing Standard General’s director slate. Not unusually, the contest has been characterized by competing narratives from the two sides concerning TEGNA’s performance, strategy and governance, and the qualifications of their respective nominees. Regrettably, the contest has also featured a string of personal attacks by TEGNA on Standard General and Mr. Kim.

4.                  In an apparent effort to influence the vote, Tusk – an advisory firm that, according to its own website, are “the people you hire if you have a lot at stake and winning is absolutely essential” – engaged in a desperate, last-minute smear campaign against Mr. Kim and Standard General that would only serve to benefit TEGNA.

5.                  Yesterday, it came to the attention of the Plaintiffs that Tusk has been aggressively circulating false and defamatory statements to media outlets about the Plaintiffs. Tusk almost certainly did so on behalf of a client.

6.                  In particular, Defendant Townsend, a Vice President at Tusk, sent a defamatory email to media outlets (including Reuters and others) last Friday encouraging those outlets to publish a false story with the headline, “Tegna Shareholders File Lawsuit Accusing Standard General and Chair Soohyung Kim of Insider Trading.” At the top of her email, Townsend got right to the (misleading) point she wanted to make: “I wanted to let you know about a recent lawsuit filed against Standard General and its Chair Soohyung Kim alleging insider trading in connection with Kim’s current proxy fight with Tegna.” (emphasis added.) Reproduced below is the relevant portion of the defamatory email:

2

On information and belief, Townsend followed up on this email with multiple calls to the journalists she contacted.

7.                  Through these communications, Townsend sought to have prominent journalists publish the false and defamatory claim that Plaintiffs have been accused of a crime; the lawsuit to which the email referred is, in actuality, a frivolous civil disgorgement claim by one small shareholder of TEGNA.

8.                  A story was published yesterday afternoon by a media outlet named Radio Business Report, carrying Defendants’ desired defamatory headline and content. After calls to Radio Business Report, the story was corrected. But the damage was done.

9.                  As Tusk well knows, and is likely counting on, a claim of insider trading is devastating for the Plaintiffs. Standard General is an SEC-registered investment firm, and Mr. Kim is its managing partner. Plaintiffs’ business is managing money for clients. The damage to Plaintiffs’ business and reputation arising from this defamation is massive.

3

10.              As of the date of this complaint, the proxy contest hangs in the balance. The parties remain actively engaged in soliciting shareholders through personal solicitation activities, and major institutional investors have not yet voted and, as Tusk and its as yet undisclosed client(s) know, every vote counts. Tusk’s reasons for pursuing this malicious and defamatory article are obvious: a story accusing Standard General and Mr. Kim of a crime would likely be a knockout blow to Standard General’s prospects in the proxy contest.

11.              Apparently conscious of the legal risks inherent in its smear campaign, Tusk has not revealed the principal on whose behalf it is conducting this unlawful and deceptive media campaign. This lawsuit seeks an order directing Tusk and its principals to comply with the federal securities laws, file their proxy solicitation materials with the SEC, disclose the secret client on whose behalf they are acting, and to retract their false and misleading statements.

12.              In addition, this lawsuit seeks to recover damages for the significant harm and injury to the hitherto un-besmirched reputations of Standard General and Mr. Kim caused by this malicious false and deceptive campaign.

THE PARTIES

13.              Plaintiff Standard General L.P. is a is a New York based registered investment adviser and a limited partnership formed under the law of the State of Delaware, with a principal place of business located at 767 Fifth Avenue, 12th Floor, New York, New York 10153. Standard General provides investment management services to a variety of private clients.

14.              Plaintiff Soohyung “Soo” Kim is a natural person and a resident of the City of New York. Mr. Kim is the Founding Partner of Standard General and is the firm’s Managing Partner and Chief Investment Officer.

4

15.              Defendant Tusk, on information and belief, is a New York corporation and communications firm with its primary offices at 251 Park Avenue South, New York, New York 10010.

16.              Defendant Baxter Townsend, on information and belief, is a Vice President and corporate officer of Tusk, who works at Tusk’s New York offices.

17.              Defendants John Does 1-10 are the unnamed principals on whose behalf Tusk was acting throughout the events alleged herein.

JURISDICTION AND VENUE

18.              This action arises under Section 14(a) of the Securities Exchange Act (“the Exchange Act”), Rule 14a-9 promulgated thereunder by the SEC, and the statutory and common laws of the State of New York.  This Court’s jurisdiction is based upon 28 U.S.C. §§ 1331 and Section 27 of the Exchange Act (15 U.S.C. § 78aa). This Court has supplemental jurisdiction over the related state and common law claims pursuant to 28 U.S.C. §1367(a).

19.              Personal jurisdiction exists over each Defendant because each Defendant either conducts business in or maintains operations in this District, or is an individual who is either present in this District for jurisdictional purposes, or has sufficient minimum contacts this District as to render the exercise of jurisdiction over the Defendant by this Court permissible under the traditional notions of fair play and substantial justice.

20.              Venue is proper in this district pursuant to Section 27 of the Exchange Act, 15 U.S.C. § 78aa, as well as 28 U.S.C. § 1391(b), because a substantial portion of the transactions and wrongs complained of herein, including the Defendants’ participation in the wrongful acts detailed herein, occurred in this District and Tusk conducts business and maintains operations in this District. Tusk’s primary place of business is within this District. Moreover, the dissemination of the written soliciting materials containing materially false and misleading statements and omissions of material fact occurred in this District. Further, venue is proper in this district because the Defendants reside in this District as that term is defined in § 1391(c).

5

BACKGROUND

A.               Tusk’s Strategy to “Win At All Costs”

21.              Founded in 2011 by Bradley Tusk (the self-described “Fixer”)1, Tusk is a consulting firm that specializes in developing and running “really complex campaigns” for corporate and political clients. Their job – as set forth on the company’s own website – is “to figure out what it takes to win and then run the entire campaign until we win.” https://tuskstrategies.com/about (emphasis supplied). This mission-oriented, no holds-barred approach is “expensive” and “intense,” but promises drastically improved results for clients with a lot to lose. Id. (“[I]f you really have a lot at stake, your odds of winning go way up if we’re involved.”).

22.              As one of their services, Tusk vows to “take on activist investors attacking corporate management.” https://tuskstrategies.com/services/. Tusk markets itself as firm that “compan[ies] under attack by an activist investor” hire when they want “to fight back.” In their own words, Tusk’s takeover defense strategy is to “figure out where the bodies are buried” and determine “the right message and narrative, the right messengers and strategy and execute every facet of” the communications strategy.

23.              As recent events show, however, when time is short and a no-holds bar approach is required, Tusk (on behalf of its clients) will do “what it takes to win.”

B.               Standard General and TEGNA, Inc.

24.              Standard General is currently the largest equityholder of TEGNA, with an ownership interest equal to approximately 11.8% of TEGNA’s outstanding stock.

1 Mr. Tusk is a law school graduate, venture capitalist and author, among other things.

6

25.              In January of this year, Standard General nominated four candidates (including Mr. Kim) for election to the Board of Directors of TEGNA at its 2020 annual meeting, which is scheduled for April 30, 2020.

26.              Since that time, Standard General and TEGNA have been engaged in an acrimonious proxy contest. As is common, the contest has been characterized by the parties’ competing narratives regarding TEGNA’s performance, strategy and governance, as well as the qualifications of their respective director nominees. Regrettably, however, TEGNA’s defense strategy has also featured a series of personal attacks against Standard General and Mr. Kim.

27.              With the annual meeting mere days away, TEGNA’s current leadership faces the imminent threat of diminished control over the company.

C.               The Section 16(b) Disgorgement Action

28.              On April 22, 2020 – one week before the stockholder vote – a single plaintiff brought an action against Mr. Kim and Standard General “for disgorgement under Section 16(b).” Chechele v. Standard Gen. L.P., No. 20-cv-3177, ECF No. 1, at 1 (Apr. 22, 2020). The gravamen of the plaintiff’s complaint is that Standard General “unwittingly” exceeded the 10% ownership threshold in the months leading up to the proxy contest thereby subjecting itself to strict liability under section 16(b) for both buying and selling TEGNA stock within a six-month period. E.g., id. ¶ 6 (emphasis added).2

29.              TEGNA and its management knew about the alleged Section 16(b) claim against Mr. Kim and Standard General, having received a pre-suit demand from the shareholder plaintiff. However, TEGNA declined to bring this claim, even though it is TEGNA – and not the shareholder plaintiff – that would be entitled to any disgorged funds. Presumably, TEGNA declined to do so because it believed the claims were baseless.

2 The Second Circuit has “long recognized” section 16(b) as “crude,” “arbitrary,” and “Draconian.” Lowinger v. Morgan Stanley & Co. Ltd. Liab. Co., 841 F.3d 122, 129 n.6 (2d Cir. 2016) (citing Blau v. Lamb, 363 F.2d 507, 515 (2d Cir. 1966)).

7

D.               Tusk and Townsend Concoct the “Message” and Select their Messengers

30.              Unsurprisingly (given its humdrum nature), the Section 16(b) civil lawsuit against Standard General and Mr. Kim did not generate much media attention when it was filed – even in the midst of the otherwise acrimonious proxy battle with Standard General, which has largely played out in the press.

31.              Apparently unsatisfied with the media coverage of the mundane section 16(b) claim filed two days earlier, Tusk sought to turn up the heat. In an effort to gin up the media’s interest in the Section 16(b) suit, Tusk attempted to rebrand the civil disgorgement action against Mr. Kim and Standard General as the criminal offense of “insider trading.” On information and belief, on or around April 24, 2020, Ms. Townsend acting for Tusk (and on behalf of unknown principals John Does 1-10), maliciously and with intent to do damage and harm to the Plaintiffs, reached out to contacts at several different media companies, including reporters at Thompson Reuters and Radio Business Report, first by email and then by phone pushing a story about a “Lawsuit Accusing Standard General and Chair Soohyung Kim of Insider Trading.” In her email, Townsend wrote: “I wanted to let you know about a recent lawsuit filed against Standard General and its Chair Soohyung Kim alleging insider trading in connection with Kim’s current proxy fight with Tegna” (emphasis added.)

32.              While Ms. Townsend’s email solicitation does contain a link to the complaint at the very bottom, she never mentions the actual basis for the complaint under Section 16(b) – likely assuming (correctly, as it turns out) that non-lawyer reporters would not catch the trick until it was too late.

8

33.              Surely enough, the next business day, Radio Business Report published an article under the heading “Standard General Head Soohyung Kim Accused of Insider Trading” reporting, among other things, that “Soo Kim has been used [sic] for alleged insider trading of TEGNA stock.”

34.              Perhaps realizing that the information it had been provided by Defendants was misleading information and had come from an unreliable source, Radio Business Report has since removed the inaccurate “insider trading” headline from its website and revised the article. In particular, the story itself now includes the following language:

The pre-election tit-for-tat between TEGNA and Standard General has reached a fever pitch, with each group attempting to use the trade press to curry favor among shareholders. Now, Soo Kim has allegedly engaged in “short-swing trading” – something incorrectly referred to as “insider trading” by what was originally believed to be a representative of the plaintiff’s attorneys.

Upon further review, the source, Tusk Strategies, is a communications firm that takes on activists on behalf of corporate management. This suggests that TEGNA itself may be tied to the efforts of the shareholder.

(emphasis added.)

E.               Tusk’s Headline Was Misleading and Defamatory and Intended to Influence the Outcome of the Proxy Contest

35.              “Insider trading,” of course, is the crime that famously sent Sam Waksal to prison and is without question a devastating accusation for an SEC-registered investment firm, such as Standard General, and for its managing partner, Mr. Kim. E.g., Reuters, U.S. charges six investment bankers over insider trading scheme, https://www.reuters.com/article/us-usa-insidertrading/u-s-charges-six-investment-bankers-over-insider-trading-scheme-idUSKBN1X12NF (reporting that the accused were fired, arrested and/or “remain at large” – i.e., hunted by the police).

36.              Standing in stark contrast, the Section 16(b) claim alleged in the Chechele complaint on its face “never depends on proof of scienter, a breach of duty, or the actual misuse of inside information.” Id. ☐ 4 (emphasis added).

9

37.              As of the date of this complaint, the outcome of the proxy contest is uncertain. The parties remain actively engaged in soliciting shareholders through personal solicitation activities, and major institutional investors have not yet voted and, as Tusk and its as yet undisclosed client(s) know, every vote counts. Tusk’s reasons for pursuing this malicious and defamatory article are obvious: a story accusing Standard General and Mr. Kim of a crime would likely be a knockout blow to Standard General’s prospects in the proxy contest.

FIRST CLAIM

(Violation of Section 14(a) and Rule 14a-9)

38.              Mr. Kim and Standard General repeat and reallege paragraphs 1 through 37 above.

39.              Defendant Townsend’s email is a “solicitation” within the meaning of the federal proxy rules. “Solicitation” includes any “communication to security holders under circumstances reasonably calculated to result in the procurement, withholding or revocation of a proxy.” See Securities Exchange Act Rule 14a-1(l)(1)(iii). The SEC and the courts have broadly interpreted the term “reasonably calculated to result in the procurement, withholding or revocation of a proxy” to include any communications that appear to be designed to influence shareholders' voting decisions. There is no question that the Defendants’ email meets this standard.

40.              Rule 14a-9 under the federal proxy rules provides that “No solicitation subject to this regulation shall be made by means of any proxy statement, form of proxy, notice of meeting or other communication, written or oral, containing any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” The Defendants’ email was manifestly false and misleading, and was designed to lead investors to believe that Plaintiffs have been accused of a crime. Defendants were well aware of the true nature of the Section 16(b) claim as evidenced by the fact that, upon information and belief, Ms. Townsend as a representative of Tusk provided a link to the Section 16(b) complaint in her emails to the various media outlets – albeit buried at the bottom of her email.

10

41.              The technical Section 16(b) claims actually asserted against Mr. Kim and Standard General are completely divorced from the “accus[ations]” of more general “insider trading” that Ms. Townsend and Tusk sought to evoke by peddling their headline to various news outlets.

42.              On information and belief, Tusk pushed numerous media outlets to publish a story about the Section 16(b) action under the headline of “insider trading.”

43.              Tusk’s and Ms. Townsend’s statements were false and misleading and intended to be so.

44.              Tusk and Ms. Townsend acted maliciously and with intent to damage the reputations of the Plaintiffs.

45.              The purpose of the misleading statements was to improperly influence the ongoing proxy fight between Standard General and TEGNA’s management.

46.              In addition to constituting an egregious violation of Rule 14a-9, because the Defendants’ email constituted written solicitation material, Defendants and their as-yet undisclosed client(s) were required to file that communication with the SEC on the date of first use. Rule 14a-6(b) under the federal proxy rules. Naturally, in order to conceal the Defendants’ unlawful actions, Tusk and Ms. Townsend did not file any of their communications with the SEC.

47.              Absent filing with the SEC, and retraction, the communications transmitted by Tusk and Ms. Townsend on behalf of their undisclosed principal will mislead TEGNA shareholders into voting against Standard General’s slate of directors.

11

SECOND CLAIM

(Defamation)

48.              Mr. Kim and Standard General repeat and reallege paragraphs 1 through 47 above.

49.              The headline that “Tegna Shareholders” had “File[d a] Lawsuit Accusing Standard General and Chair Soohyung Kim of Insider Trading” does not accurately reflect the claims in the complaint that was filed naming Mr. Kim and Standard General, which asserted a much more mundane Section 16(b) claim that did not even require proof that any insider information was even misused.

50.              This mischaracterization was nonetheless sent to numerous media outlets - at least one of which subsequently published the mischaracterization on the internet to countless internet users.

51.              This mischaracterization constitutes per se defamation because insider trading is a serious crime and accusations of insider trading are professionally devastating to investments firms (like Standard General) and their managing directors (Mr. Kim), who are in the business of managing money and making investments for their clients.

52.              By pushing media outlets to report the complaint as containing “accus[ations]” of general “insider trading” despite having provided a link to the at-issue complaint that solely alleged a far more mundane Section 16(b) violation, Ms. Townsend on behalf of Tusk showed at a minimum reckless disregard for the falsity of her description of the claims at issue in the complaint that amounts to actual malice against Mr. Kim and Standard General.

53.              What is more, Tusk knew by virtue of its prior experiences “tak[ing] on activist investors” how professionally damaging insider trading accusations could be against an investment firm and its managing partner, especially in the midst of a proxy fight.

12

54.              By virtue of the foregoing, Defendants’ wrongful actions have caused damage to Plaintiffs in an amount to be determined and have caused, and threaten to continue to cause, irreparable harm to Plaintiffs.

PRAYER FOR RELIEF

WHEREFORE, Plaintiffs Kim and Standard General demand judgment against Defendants as follows:

1.                  Finding that the Defendants violated Section 14(a) and Rule 14a-9;

2.                  Finding that the Defendants unlawfully defamed and libeled the Plaintiffs;

3.                  Directing that the Defendants retract their false and misleading statements;

4.                  Directing that the Defendants file all communications intended to influence the ongoing TEGNA proxy battle with the SEC;

5.                  Awarding to Plaintiffs compensatory damages in an amount to be established at trial;

6.                  Awarding Plaintiffs punitive damages in an amount to be determined;

7.                  Awarding to Plaintiffs reasonable attorneys’ fees, together with the costs and disbursements of this action;

8.                  Granting Plaintiffs such other and further relief as the Court deems just and proper.

DEMAND FOR JURY TRIAL

Mr. Kim and Standard General hereby demand a trial by jury of all issues so triable.

Dated:	New York, New York
April 28, 2020
FRIED, FRANK, HARRIS, SHRIVER & jACOBSON LLP

		By:	/s/ Michael C. Keats
Michael C. Keats

13

One New York Plaza
New York, New York 10004-1980
(212) 859-8000 (telephone)
(212) 859-4000 (facsimile)

michael.keats@friedfrank.com

James D. Wareham (not admitted in SDNY)

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

801 17th Street, NW

Washington, DC 20006

(202) 639-7000 (telephone)

(202) 639-7003(facsimile)

james.wareham@friedfrank.com

Attorneys for Plaintiffs
Standard General L.P. and Soohyung Kim

14